UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 8, 2006, Williams-Sonoma, Inc. (the “Company”) received notice from the New York Stock Exchange (“NYSE”) that, due to the resignation of Jeanne P. Jackson from the Board of Directors of the Company, the Company did not have three members on its Audit and Finance Committee and, accordingly, was not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual. Section 303A.07(a) requires the audit committee of NYSE listed companies to have a minimum of three members.

Richard T. Robertson, who is currently a member of the Board of Directors, was appointed to the Audit and Finance Committee of the Board of Directors, effective as of November 15, 2006. Accordingly, as of November 15, 2006, the Company is in compliance with the listing standards of the NYSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: November 15, 2006	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President,
Chief Operating and
Chief Financial Officer